Exhibit 3.105

Secretary of State
Corporations Division
Suite 315, West Tower
2 Martin Luther King Jr. Dr.	DOCKET NUMBER	:	973170270
Atlanta, Georgia 30334-1530	CONTROL NUMBER	:	9724888
	EFFECTIVE DATE	:	11/03/1997
	REFERENCE	:	0048
	PRINT DATE	:	11/13/1997
	FORM NUMBER	:	611

JAN R. EZELL ALSTON & BIRD LLP

ONE ATLANTIC CENTER

1201 WEST PEACHTREE STREET

ATLANTA GA 30309-3424

CERTIFICATE OF NAME CHANGE AMENDMENT

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

YSI HOLDINGS – GEORGIA, INC.

A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State changing its name to

YFCS HOLDINGS – GEORGIA, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

[SEAL]	/s/ Lewis A. Massey
LEWIS A. MASSEY SECRETARY OF STATE

Certification#: 7761107-1 Page 1 of 10

973170266	9724888
973170270

ARTICLES OF AMENDMENT

OF

YSI HOLDINGS - GEORGIA, INC.

ONE

The name of the corporation is YSI Holdings - Georgia, Inc.

TWO

Article One of the Articles of Incorporation is hereby deleted in its entirety, and the following new Article One is hereby substituted in its place:

“ARTICLE ONE

Name

The name of the corporation is YFCS Holdings - Georgia, Inc.”

THREE

The foregoing amendment was duly adopted by the Board of Directors of the Corporation on October 31, 1997. Pursuant to the provisions of Section 14-2-1002 of the Georgia Business Corporation Code, shareholder approval of the amendment was not required.

IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed as of the 31st day of October, 1997.

YSI HOLDINGS - GEORGIA, INC.

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan
President

[Illegible]

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CERTIFICATE OF REQUEST FOR PUBLICATION

PURSUANT TO SECTION 14-2-1006.1(A) OF

THE GEORGIA BUSINESS CORPORATION CODE

Pursuant to the provisions of Section 14-2-1006.1(a) of the Georgia Business Corporation Code, the undersigned, an officer of YSI Holdings - Georgia, Inc., hereby Incorporation to change the name of the corpocertifies that the request for publication of a notice of intent to file Articles of ration to YFCS Holdings - Georgia, Inc. and payment therefor, have been made as required by Section 14-2-1006.1(b).

The undersigned officer has caused this certificate to be duly executed as of the 31st day of October, 1997.

YSI HOLDINGS - GEORGIA, INC.

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan
President

AD973010.249

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Secretary of State Corporations Division Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER EFFECTIVE DATE COUNTY REFERENCE PRINT DATE FORM NUMBER	: : : : : :	9724888 07/17/1997 FULTON 0070 07/18/1997 311

JOHN R. MENTZER, III

2 PARK CENTER COURT, SUITE 200

OWINGS MILL, MD 21117

CERTIFICATE OF INCORPORATION

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

YSI HOLDINGS - GEORGIA, INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

[SEAL]	/s/ Lewis A. Massey
Lewis A. Massey Secretary of State

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ARTICLES OF INCORPORATION

OF

YSI HOLDINGS - GEORGIA, INC.

ARTICLE ONE

Name

The name of the corporation is “YSI Holdings - Georgia, Inc.”

ARTICLE TWO

Authorized Shares

The corporation shall have authority to be exercised by the Board of Directors to issue not more than ten thousand (10,000) shares of capital stock, par value $ 001 per share, all of which shall be designated “Common Stock.” The Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.

ARTICLE THREE

Registered Office and Agent

The initial registered office of the corporation is located at Alston & Bird. One Atlantic Center, 1201 West Peachtree Street, Fulton County, Atlanta Georgia, 30309. The initial registered agent of the corporation at its registered office is Frankie Simmons.

ARTICLE FOUR

Incorporator

The name and address of the incorporator is as follows:

John R. Mentzer III

Youth Services International, Inc.

2 Park Center Court, Suite 200

Owings Mill, Maryland 21117

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ARTICLE FIVE

Principal Office

The mailing address of the initial principal office of the corporation is 2 Park Center Court, Suite 200, Owings Mill, Maryland 21117

ARTICLE SIX

Limitation of Director Liability

6.1 A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law. (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit.

6.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

6.3 If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

6.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

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ARTICLE SEVEN

Constituency Considerations

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent, provided, however, that this article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered

ARTICLE EIGHT

Initial Board of Directors

The initial Board of Directors shall consist of one member whose name and address are as follows

Mark S Demilio

c/o Youth Services International, Inc

2 Park Center Court, Suite 200

Owings Mill, Maryland 21117

ARTICLE NINE

Shareholder Action by Less Than Unanimous Written Concept

Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vole at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted. The action must be

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evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the meeting or filing with the corporate records

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 16th day of July, 1997.

/s/ John R Menfzer III
John R Menfzer III
Incorporator

SECRETARY OF STATE

[ILLEGIBLE]

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BUSINESS SERVICES AND REGULATION

Suite 315, West Tower

2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Secretary of State	TRANSMITTAL INFORMATION FOR GEORGIA	J.K JACKSON
State of Georgia	PROFIT OR NONPROFIT CORPORATIONS	Director

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM.

INSTRUCTIONS ARE ON THE BACK OF THIS FORM.

1 Illegible

  Corporate Name Reservation Number

YSI Holdings - Georgia, Inc.

  Corporate Name (exactly as it appears on name reservation)

2   John R. Mentzer III                                                               (410) 356-8600

  Applicant/Attorney                                                             Telephone Number

  Youth Services International Inc., 2 Park Center Court Suite 200

            Owings Mail                        Maryland                             21117

            City                                         State                                     Zip Code

1	NOTICE THIS FORM DOES NOT REPLACE THE ARTICLES OF INCORPORATION. MAIL OR DELIVER DOCUMENTS AND THE SECRETARY OF STATE FILING FEE TO THE ABOVE ADDRESS. DOCUMENTS SHOULD BE SUBMITTED IN FOLLOWING ORDER. (A COVER LETTER IS NOT REQUIRED.)

1	FORM 227 - TRANSMITTAL FORM (ATTACH SECRETARY OF STATE FILING FEE OF $60.00 TO THIS FORM)

2	ORIGINAL ARTICLES OF INCORPORATION

3	ONE COPY OF ARTICLES OF INCORPORATION

I understand that the information on this form will be entered in the Secretary of State business registration database. I certify that a Notice of Incorporation or a Notice of Indent to Incorporate with a publishing fee of $40.00 has been or will be mailed or delivered to the authorized newspaper as required by law.

/s/ John R. Menfzer III	July 16, 1997
Authorized Signature	Date

BSR Form 227 (12/93)

[illegible]

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Sullivan, Linda

From:	Solstice[ssolstice@ymail.com]
Sent:	Wednesday,March 02, 2011 7:25 PM
To:	Sullivan,Linda

Subject:	Certificate of Search Request

Good Day Linda,

I would like to request a Certificate of Search for the following entities:

1.	Hubert Edmond Wilson
2.	Ezekiel Dumazi Bak Ali

Thank you,

Shirley

404-839-4622

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